EXHIBIT 99.1



MNB Bancshares, Inc.
800 Poyntz Avenue
Manhattan, Kansas  66502
(913) 565-2000

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 1997



To the stockholders of

MNB BANCSHARES, INC.

The Annual Meeting of the Stockholders of MNB Bancshares, Inc., a
Delaware corporation (the "Company"), will be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Monday, May 19, 1997, at 2:00 p.m., local time, for the following purposes:

1.	to elect two (2) Class II directors for a term of three years.

2.	to approve the appointment of KPMG Peat Marwick LLP as
independent public accountants for the Company for the fiscal year ending December 31, 1997.

3.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.


The Board of Directors has fixed the close of business on April 4, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


By order of the Board of Directors



/s/  Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas
April 18, 1997







PROXY STATEMENT




This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MNB Bancshares, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Monday, May 19, 1997, at 2:00 p.m., local time, and at any adjournments or postponements thereof.

The Board of Directors would like to have all stockholders represented at the meeting. If you do not expect to be present, please sign and mail your proxy card in the enclosed self-addressed, stamped envelope to MNB
Bancshares, Inc., P.O. Box 308, Manhattan, Kansas 66505-0308, Attention:
Mr. Patrick L. Alexander. You have the power to revoke your proxy at any time before it is voted, by giving written notice to the Secretary of the Company, provided such written notice is received by the Secretary prior to the annual meeting or any adjournments or postponements thereof, by submitting a later dated proxy or by attending the annual meeting and choosing to vote in person. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

The Company's principal executive office is located at 800 Poyntz Avenue, Manhattan, Kansas and its mailing address is P.O. Box 308, Manhattan,
Kansas 66505-0308. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 18, 1997. The 1996 Annual Report of the Company, which includes consolidated financial statements of the Company and its subsidiary, is enclosed.

The Company is the holding company for Security National Bank, Manhattan,Kansas (the "Bank"). The Bank is the successor-in-interest to Manhattan Federal Savings and Loan Association, Manhattan, Kansas
(the "Association"), which on January 5, 1993, concurrently converted from a federal mutual savings association to a federal stock savings association and then to a national bank known at that time as Manhattan National Bank (the "Conversion"). On April 1, 1995, the Company acquired Auburn Security Bancshares, Inc., the parent company of The Security State Bank in Auburn, Kansas. On December 31, 1995, Manhattan National Bank and Security
State Bank were consolidated to form the Bank. The Bank is presently the Company's only operating subsidiary, and the Company's business presently consists solely of the ownership of the Bank. The term "Bank" as used in this Proxy Statement sometimes refers to the Association during the time period prior to consummation of the Conversion.

Only holders of record of the Company's Common Stock at the close of business on April 4, 1997, will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On April 4, 1997, the Company had 608,839 shares of Common Stock, par value $0.01 per share, issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote.

All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon.
If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all matters other than the election of directors, the affirmative vote of a majority of shares required to constitute a quorum and voting on the subject matter shall be required to constitute stockholder approval. Abstentions will be counted as votes against a proposal and broker non-votes will have no effect on the vote.

ELECTION OF DIRECTORS

At the Annual Meeting of the Stockholders to be held on May 19, 1997, the stockholders will be entitled to elect two (2) Class II directors for a term expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. Of the nominees for election as Class
II directors, Donald J. Wissman is an incumbent director and Susan E. Roepke has been newly nominated to fill the vacancy caused by the retirement of
C. Clyde Jones. Dennis A. Mullin, whose term as a Class II director expires at the 1997 Annual Meeting, is also retiring from the board at that time. The Board of Directors has not nominated an individual to replace
Mr. Mullin. The Company has no knowledge that either of the nominees will refuse or be unable to serve, but if either of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including the age, year first elected a director and business experience during the previous five years as of April 4, 1997. The two nominees, if elected at the Annual Meeting of Stockholders, will serve as Class II directors for three year terms expiring in 2000.

NOMINEES

Name		 	             Age	  Position with the			               Director
				                       Company and the Bank			            Since

CLASS II
(Term Expires 2000)
Susan E. Roepke 	    57    Director (since 1997) of the Company; 	1997
                       				Vice President, Secretary and Treasurer
				                       (since 1992) of the Company; Director
				                       (since 1997) of the Bank; and Senior Vice
				                       President and Cashier (since 1993) of the
				                       Bank

Donald J. Wissman	  59     Director of the Company and the Bank	  1994

CONTINUING DIRECTORS

CLASS III
(Term Expires 1998)
Brent A. Bowman	    47	   Chairman of the Board of the Company	    1987
				                      and the Bank

Charles D. Green	   71	   Director of the Company and the Bank	    1957

Vernon C. Larson	   73	   Director of the Company and the Bank	    1974

CLASS I
(Term Expires 1999)
Patrick L. Alexander 	44	 President, Chief Executive Officer and 	 1990
				                      Director of the Company and the Bank

Joseph L. Downey	  60	    Director of the Company and the Bank	    1996

Rolla W. Goodyear	  39	   President of Auburn Branch since	        1995
				                      January, 1996; Director of the Company
				                      and the Bank

Jerry R. Pettle		  58	    Director of the Company and the Bank	    1978


All of the Company's directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company's directors or executive officers have been selected for their respective positions, except that the Company and the Bank have entered into employment contracts with Messrs. Alexander and Goodyear.
No director is
related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption, except that Mr. Goodyear is the brother-in-law of Mr. William F. Caton, who is a director of the Bank.

The business experience of each of the nominees and continuing directors for the past five years is as follows:

Patrick L. Alexander became President and Chief Executive Officer of the Association in 1990, and became the President and Chief Executive Officer of the Company and the Bank on August 28, 1992 and January 5, 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan, Manhattan, Kansas. Mr. Alexander serves as a member of the Boards of Directors of the Big Lakes Foundation, Inc., the Kansas State University Finance Advisory Board, and the Kansas
Chamber of Commerce and Industry.

Brent A. Bowman has been President of Brent Bowman and Associates
Architects, P.A., an architectural firm in Manhattan, Kansas, since 1979. Mr. Bowman serves on the Manhattan Historic District Review Board, the Board of Directors of the Big Lakes Foundation, Inc., and is an adjunct professor of Architecture at Kansas State University.

Joseph L. Downey has been a director of Dow Chemical Co. since 1989 and a Dow Senior Consultant since 1995 after having served in a variety of executive positions with that company, including Senior Vice President from 1991 to 1994.

Rolla W. Goodyear was the Chairman of the Board of Auburn Security Bancshares, Inc. and President and Chief Executive Officer of Security
State Bank from 1983 until its acquisition by the Company in April 1995.
Mr. Goodyear presently serves as President of the Auburn branch of the Bank. Mr. Goodyear is also the owner of the Goodyear Agency, a real estate agency located in Topeka, Kansas.

Charles D. Green is a former partner in the Manhattan, Kansas law firm of Arthur, Green, Arthur, Conderman & Stutzman from 1950 to July 1, 1993. Mr. Green formerly served as a director of the Commerce Bank, NA, a wholly-owned subsidiary of CBI-Central Kansas, Inc., which is a wholly owned subsidiary of Commerce Bancshares, Inc., Kansas City, Missouri.

Vernon C. Larson was the Assistant Provost and Director of International Programs at Kansas State University, Manhattan, Kansas from 1962 until his retirement in 1991.

Jerry R. Pettle is a dentist who has practiced with Dental Associates of Manhattan, P.A., in Manhattan, Kansas, since 1970. Dr. Pettle is a member of the Board of Directors of the Manhattan Medical Center and is an examiner for the Kansas Dental Board. Dr. Pettle is also a member of the Friends of the Konza Prairie and is a past member of the Kansas State University Foundation.

Susan E. Roepke became Vice President of the Company on August 28,
1992 and Senior Vice President, Secretary and Cashier of the Bank on January 5, 1993. She was elected Secretary of the Association in 1992 and became Vice President/Operations Division of the Association in 1991, and had been Treasurer of the Association since 1970. She held these positions with the Association until the Conversion in 1993.

Donald J. Wissman is President of the Grain Industry Alliance, having been appointed to the position in June, 1996. He serves as the Chairman of DPRA Incorporated, an environmental/economic research and consulting firm headquartered in Manhattan, Kansas. Dr. Wissman has been with DPRA since 1965, having previously served as a Senior Vice President and Vice President involved in consulting projects regarding economic and environmental regulatory issues. He is a past Chairman and director of the Manhattan Chamber of Commerce and currently serves on the Board of Directors of the Kansas State University Research Foundation.

Board Committees and Meetings

Committees of the Board of Directors of the Company include a Stock Option Committee which administers the Company's Stock Option Plan and an Audit Committee. The full Board of Directors considers nominations to the Board, and will consider nominations made by stockholders if such nominations are in writing and otherwise comply with Section 3.1 of the Company's bylaws. The Board of Directors of the Bank has an Executive Committee and a Directors' Loan Committee.

The Executive Committee consists of Directors Bowman (Chairman),
Alexander, Larson, Roepke, Wissman and Mr. William F. Caton, a director of the Bank. The Executive Committee has authority to perform policy reviews, oversee and direct compensation and personnel functions, monitor marketing and CRA activities, review and approve the budget and asset/liability position and undertake other organizational issues and planning discussions as deemed appropriate. The committee meets monthly on a tegularly scheduled basis and more frequently if necessary. During 1996 the committee met 12 times.

The Directors' Loan Committee consists of Directors Mullin (Chairman), Alexander, Downey, Goodyear, Green and Pettle. The Directors' Loan
Committee is responsible for policy review and oversight of the loan and investment functions. It has the authority to approve loans in excess of the Officers' Loan Committee lending authority up to legal ending limits, subject to certain exceptions which apply to certain levels of unsecured and insider loans which must be approved by the entire Board of Directors. The committee reviews the loan loss reserve for adequacy and reviews in detail lending and investment activities. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 1996 the committee met 13 times.

The Audit Committee consists of Directors Pettle (Chairman), Larson,
Mullin, Wissman and Mr. William F. Caton, a director of the Bank. The Audit Committee is responsible for overseeing the internal and external audit functions. It approves internal audit staffing, salaries and programs. The Internal Auditor reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent auditors regarding the results of their auditing procedures. The committee normally meets quarterly. During 1996 the committee met three times.

The Stock Option Committee consists of Directors Larson (Chairman) and Pettle. The Stock Option Committee administers the Stock Option
Plan and has the authority, among other things, to select the employees to whom options will be granted, to determine the terms of each option, to interpret the provisions of the Stock Option Plan and to make all determinations that it may deem necessary or advisable for the administration of the Stock Option Plan. During 1996 the committee met once.

A total of 12 regularly scheduled and special meetings were held by the Board of Directors of the Company during 1996. During 1996, all directors attended at least 75 percent of the meetings of the Board and the committees on which they serve, with the exception of Mr. Wissman, who attended 66 percent of the Executive Committee meetings.

Directors of the Company receive no fees for attendance at regularly scheduled meetings of the Board of Directors of the Company and they receive $100 for attendance at special meetings. Directors of the Bank receive fees of $400 per month plus $100 per meeting for attendance at regularly scheduled meetings of the Board of Directors of the Bank and $100 per month for attendance at regularly scheduled meetings of committees, except that Messrs. Alexander and Goodyear and Mrs. Roepke do not receive additional amounts for attendance at committee meetings.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer for the past three fiscal years. None of the remaining executive officers of the Company or the Bank had an aggregate salary and bonus which exceeded $100,000.

SUMMARY COMPENSATION TABLE
			            Annual Compensation 	   Long Term
                                						 Compensation
						                                 Awards
                                                          									   Securities
Name and		             Year Ended					                                Underlying
Principal Position	    December 31st	     Salary($)(1) 	     Bonus($) Options/SARs(#)  	 All Other Compensation ($)(3)
Patrick L. Alexander
President and Chief
Executive Officer      1996               $114,993           $30,473     ---             $1,186
                       1995                108,648            18,000     ---              1,114
                       1994                103,474              ---      ---             10,734

(1)	Includes amounts deferred.
(2)	Represents contributions made to the MNB Bancshares, Inc.
Employee Stock Ownership Plan (the "ESOP"), of which the 1995 and 1996 contributions have not yet been determined, and also includes premium payments for an insurance policy purchased to fund a supplemental disability and death benefit. For 1994, the amount of the contribution to the ESOP was $9,391 and, for 1994, 1995 and 1996, the amount of the insurance premium paid was $983, $1,114 and $1,186.

The following table sets forth certain information concerning the number and value of stock options at December 31, 1996 held by the Chief
Executive Officer.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES
                                                  Number of                  Value of
                                                  Securities                 Unexercised
                                                  Underlying                 In-the-Money
                                                  Unexercised                Options/SARs at
                                                  Options/SARs at            FY-End (#)
                                                  FY-End (#)
Name       Shares Acquired
           on Exercise (#)  Value
                            Realized ($)  Exercisable  Unexer-
                                                       cisable  Exercisable  Unexercisable
Patrick L.
Alexander   ---             $---          18,108(1)    ---      $278,139     $---

[FN]
Includes options resulting from stock dividends paid by Company.
[/FN]

Employment Agreement In January, 1993 the Company and the Bank entered into an employment agreement with Patrick L. Alexander. The employment agreement initially provided for an initial base salary of $94,605, which may be increased but not decreased, and an initial term of three years, with one year extensions thereafter unless the agreement has been terminated or the Company or Mr. Alexander has provided a notice of non-renewal prior thereto. Notwithstanding any such notice, the term of the agreement will be extended to three years upon any change in control of the Company or the Bank, as defined in the agreement. The employment agreement will terminate upon the death or disability of Mr. Alexander, in the event of certain regulatory actions or upon notice by either the Company or Mr. Alexander, with or without cause. The employment agreement will be suspended in the event of a regulatory suspension of Mr. Alexander's employment. In the event of termination of Mr. Alexander's employment due to disability or without cause, the Company will be obligated to pay or to provide to him, as applicable, continued salary and benefits until the earlier of the expiration of the term of the agreement or his death. In the event Mr. Alexander's employment discontinues following a change in control of the Company or the Bank, the successor to the Company or the Bank is obligated to make a lump sum payment to him equal to three times his then annual salary and to continue benefits until the earlier of three years or his death. For purposes of the employment agreement, Mr. Alexander's employment will be considered terminated following a change in control in the event his right to retain his position with the Bank or to exercise fully the authority, duties and responsibilities of such position is changed or terminated. The employment agreement includes a covenant which will limit the ability of Mr. Alexander to compete with the Bank in an area encompassing a fifty mile radius from the Bank's main office for a period of one year following the termination of his employment with the Bank. The geographic area covered by this provision constitutes a portion of the Bank's primary service area.

The Executive Committee has furnished the following report on executive compensation. The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.


Executive Committee Report on Executive Compensation

The Executive Committee of the Board of Directors of the Bank is composed of six directors and is responsible for recommendations to the Board of Directors of the Company for compensation of executive officers of the Bank and the Company. At this time no separate salary is paid to the officers of the Company. In determining compensation, the following factors are generally taken into consideration:

1.	The performance of the executive officers in achieving the short and long term goals of the Company.

2.	Payment of compensation commensurate with the ability and
expertise of the executive officers.

3.	Attempt to structure compensation packages so that they
are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

Additionally, the Executive Committee considers various benefits, such as the ESOP and the Stock Option Plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

Annually, the Executive Committee evaluates four primary areas of performance in determining Mr. Alexander's level of compensation. These areas are: long-range strategic planning and implementation; Company financial performance; Company compliance with regulatory requirements and relations with regulatory agencies; and effectiveness of managing relationships with stockholders and the Board of Directors. When evaluating the financial performance of the Company, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability of the Company and are given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions to ensure that Mr. Alexander's compensation is competitive and commensurate with his level of performance.

The 1996 compensation of Mr. Alexander was based upon the factors described above and his substantial experience and length of service with the organization. During 1996, Mr. Alexander successfully headed the Company's acquisition program, which included planning, analysis and contacting a number of financial institutions. The Executive Committee also considered the continuing additional duties required in completing the transition of the Bank from a mutual avings association to a stock institution. Mr. Alexander did not participate in any decisions pertaining to his compensation.

	Members of the Executive Committee are:

	Brent A. Bowman, Chairman
	Patrick L. Alexander
	Vernon C. Larson
	Susan E. Roepke
	Donald J. Wissman
	William F. Caton

Performance Graph

The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

The following graph shows a four year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks index. The Common Stock of the Company was first listed for quotation on the Nasdaq National Market System on January 6, 1993. The initial price of the Company Common
Stock shown in the graph below is based upon the price to the public of $10 per share in the Company's initial public offering on January 5, 1993. The closing price quoted on Nasdaq at the close of business on January 6, 1993, was $14.25 per share.

COMPARISON OF CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON JANUARY 6, 1993

*Total return assumes reinvestment of dividends
                  			  1/6/93	  12/31/93	  12/31/94	  12/31/95	  12/31/96

MNB Bancshares, Inc.	  $100	    $136		     $172  		   $209 		    $241
Nasdaq Market - U.S.	  $100	    $114 		    $111		     $157		     $194
Nasdaq Bank Stocks	    $100	    $114		     $113		     $169		     $223

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company's
Common Stock beneficially owned on April 1, 1997 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

Name of Individual and          Amount and Nature            Percent
Number of Persons in Group      Beneficial Ownership(1)      of Class
First Save Associates, L.P.
Second First Save Associates,
L.P. c/o First Manhattan Co.
437 Madison Avenue
New York, New York 10022  				  47,225 (2)                    7.8%

MNB Bancshares, Inc. Employee
Stock Ownership Plan
800 Poyntz Avenue
Manhattan, Kansas 66502  				   53,054 (3)                    8.7%

Jack Goldstein
555 Poyntz Avenue
Manhattan, Kansas  66502  				  42,557 (4)                    7.0%

Patrick L. Alexander
2801 Brad Lane
Manhattan, Kansas 66502         42,791 (5)                    6.8%

Mr. Rolla Goodyear
8840 Hanover
Auburn, Kansas 66402            45,643 (6)                    7.5%

Susan E. Roepke
2600 Sumac Drive
Manhattan, Kansas 66502         42,211 (7)                    6.9%

Directors
Brent A. Bowman                  2,365 (8)                      *
Joseph L. Downey                 2,904                          *
Charles D. Green                12,784 (8)                     2.1%
Vernon C. Larson                 4,317 (9)                      *
Jerry R. Pettle                  6,995 (8)                     1.1%
Donald J. Wissman                1,213                          *

All directors and
executive officers as
a group (12 persons)             187,614 (10)                 29.0%

*Less than 1%.

(1)	The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares. Amounts shown include shares issued pursuant to a stock dividend paid by the Company in August, 1996.

(2)	Pursuant to an Amendment No. 2, dated May 13, 1996, to a Schedule 13D filed by First Manhattan CO., as general partner of First Save Associates, L.P. and
Second First Save Associates, L.P., as increased to reflect shares received as a result of a stock dividend paid by the Company in August, 1996.

(3)	Includes 10,801 shares which have been allocated to participants' accounts under the Company's ESOP.

(4)	Pursuant to a Schedule 13D dated November 1 1996.

(5)	Includes 2,144 shares held in an IRA of which the power to vote such shares is shared with the IRA administrator, 19,075 shares over which voting and investment power is shared with his spouse, and 1,100 shares over which Mr. Alexander has sole investment and voting power. Also includes 18,108 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan, over which shares Mr. Alexander has no voting and sole investment power.

(6)	Includes 1,014 shares held by Mr. Goodyear's spouse, over which shares
Mr. Goodyear has no voting or investment power.

(7)	Ms. Roepke is a Director, Vice President, and the Chief Financial Officer
of the Company. This includes 8,721 shares held in an Investment Retirement Account
("IRA"), of which the power to vote such shares is shared with the IRA administrator,
1,352 shares held by her spouse and over which Ms. Roepke has shared voting and investment power and 6,160 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan, over which shares Ms. Roepke has no voting and sole investment power.

(8)	Includes an aggregate of 1,208 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan for each named individual, over which shares each such person has no voting and sole investment power.

	(9)	Includes 4,317 shares held jointly with his spouse and over which Mr.
Larson has shared voting and investment power.

	(10)	Includes an aggregate of 37,046 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan.

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's
Common Stock file reports of ownership and changes in ownership with the Securities and
Exchange Commission and with the exchange on which the Company's shares of Common
Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996, except that
Form 3 for
Joseph L. Downey was inadvertently filed late.

TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Company and the Bank and their associates were customers of and had transactions with the Company and the Bank during 1996.
Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.



INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to approve the appointment of KPMG
Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1997. A proposal will be presented at the annual meeting to ratify the appointment of KPMG Peat Marwick LLP. If the appointment of KPMG Peat Marwick LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR this appointment.


SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal which a stockholder of the Company wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in May 1998, must be received at the principal executive offices of the Company (MNB
Bancshares, Inc., 800 Poyntz Avenue, Manhattan, Kansas  66502, attention:
Mr. Patrick L. Alexander, President) no later than December 19, 1997, and must otherwise comply with the notice and other provisions of the Company's
Bylaws.


GENERAL

Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Bank, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OTHER BUSINESS

It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.


FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1) or (2) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.


REPORT ON FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH
PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL
OWNER OF THE COMPANY'S COMMON STOCK AS OF THE RECORD
DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF
THE COMPANY'S ANNUAL REPORT ON FORM 10-K.  SUCH WRITTEN
 REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, MNB
BANCSHARES, INC., P.O. BOX 308, MANHATTAN, KANSAS  66505.

						By order of the Board of Directors


						/s/ Patrick L. Alexander
						President and Chief
						Executive Officer
Manhattan, Kansas
April 18, 1997

	ALL STOCKHOLDERS ARE URGED TO SIGN
	AND MAIL THEIR PROXIES PROMPTLY


PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
OF MNB BANCSHARES, INC. TO BE HELD MAY 19, 1997

	The undersigned hereby appoints Patrick L. Alexander and Rolla W.
Goodyear, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the
Stockholders of MNB Bancshares, Inc., to be held at the Kansas State University
Student Union, 17th and Anderson Avenue, Manhattan, Kansas 66506, on Monday,
May 19, 1997, at 2:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy
Statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below 				WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)		for all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class II (term expires 2000):  Susan E. Roepke and Donald J. Wissman

2.	APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
YEAR ENDING DECEMBER 31, 1997:
			For		 Against		 Abstain

3.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournment or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.
 		Dated:                                                , 1997
 		Signature(s)



NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR
NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD
SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN
SIGNED PROXY IN THE ENCLOSED ENVELOPE.












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